Exhibit 10.16

CONFIDENTIAL TREATMENT REQUESTED UNDER

17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.24b-2.

[*****] INDICATES OMITTED MATERIAL THAT IS THE

SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION

METHANOL PURCHASE AND SALE AGREEMENT

THIS AGREEMENT (herein referred to as the “Agreement” and all other capitalised terms used in this Agreement are defined either in this Agreement or in Appendix 1) is made as of the 29 day of August, 2001, between METHANEX METHANOL COMPANY, Suite 490, 12377 Merit Drive, Dallas, Texas 75251-3227, telephone number (972) 308-0909, facsimile number (972) 239-3275 (“MMC”), and AIR PRODUCTS AND CHEMICALS, INC., 7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501, telephone number (610) 481-7067, facsimile number (610) 481-5765 (“Air Products”).

WHEREAS,

A.	MMC anticipates the construction by Atlas Methanol Company Unlimited of the Methanol Plant;

B.	MMC is the exclusive purchaser and marketer of methanol to be produced at the Methanol Plant; and

C.	following the Performance Guarantee Date of the Methanol Plant, Air Products desires to purchase a portion of the methanol produced at the Methanol Plant from MMC under the terms of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.	Quantity and Use

1.1 Regular Supply Period Quantity: On the terms and conditions contained in this Agreement, MMC agrees to sell to Air Products, and Air Products agrees to purchase from MMC, at regular intervals throughout such Year, a quantity of methanol produced at the Methanol Plant [*****] equal to the lower of:

(a)	[*****] of Air Products’ and its Affiliates’ internal methanol consumption requirements at their current and future methyl amine production facilities [*****] and [*****] of Air Products’ and its Affiliates’ internal methanol consumption requirements at their current and future methyl amine production facilities [*****] and together with the [*****]; and

(b)	[*****] Tonnes.

1.2 [*****]: If in any Year of the Regular Supply Period Air Products receives a quantity of methanol [*****], the quantity of methanol [*****] shall reduce [*****] to be delivered to Air Products and its Affiliates for the next Year.

1.3 Interim Period Quantity: In the event the Performance Guarantee Date does not occur on or before October 31, 2003 (the “Target Start”) the parties may meet to discuss terms and conditions that may be mutually agreeable for MMC to supply Air Products [*****] internal methanol consumption requirements [*****] for the period (the “Interim Period”) from the Target Start until the earlier of (a) 45 days after the Performance Guarantee Date; and (b) 24 months from the Target Start.

1.4 Use: The parties acknowledge that Air Products and its Affiliates will be purchasing methanol from MMC hereunder for their respective internal methanol consumption requirements at the Methyl Amine Plants, such requirements to be satisfied on an annual basis in the following order of priority:

(a)	[*****];

(b)	second, [*****]; and

(c)	third, at such other [*****].

Notwithstanding the foregoing, Air Products and its Affiliates may take delivery of methanol from MMC at various Methyl Amine Plants throughout each Year to use [*****] to satisfy its expected annual requirements for the particular Methyl Amine Plants as more particularly determined in Section 9 of Appendix 1. For greater certainty, the underlying principle that the parties have agreed to for the priority of consumption of the methanol purchased hereunder is that on an annual basis all of the internal methanol consumption requirements of Air Products and its Affiliates for [*****] shall be satisfied in priority to the requirements at [*****] which in turn will be satisfied in priority to such other of the Methyl Amine Plants. It is understood that deliveries of the methanol to be supplied to Air Products hereunder may be made to [*****] where it is reasonably expected that methanol consumption [*****] for the Year will be less than [*****], and to the various other Methyl Amine Plants where it is reasonably expected that the combined methanol consumption at [*****] and [*****] for the Year will be less than [*****].

1.5 [*****]: Notwithstanding Section 1.1 above, provided Air Products in good faith anticipates purchasing not less than [*****] Tonnes of methanol in a Year [*****] from MMC hereunder as such methanol volume requirements are provided to MMC pursuant to Section 9 of Appendix 1 and In any subsequent Year into which a [*****] may continue (a “Carry Forward Year”), Air Products may enter into [*****] involving any quantity of methanol in excess of [*****] in such Year or Carry Forward Year. For greater certainty, if Air Products purchases from MMC a quantity of methanol equal to or in excess of [*****] Tonnes in any Year pursuant to this Agreement, Air Products shall have no obligations to MMC under this Section 1.5 for the duration of that Year. Notwithstanding the foregoing, where Air Products wishes to purchase from MMC a quantity of methanol [*****] greater than [*****] but less than [*****] Tonnes of methanol in a Year or Carry Forward Year, in respect of [*****]:

(a)	Air Products must give MMC 12 months advance notice of each [*****];

(b)	each [*****] has to be for a duration of not less than 12 months;

(c)	the methanol Air Products is to receive under this [*****] Is to be evenly spread throughout the duration of the [*****];

(d)	where Air Products’s total internal methanol requirements for the Methyl Amine Plants in a Year or Carry Forward Year less the quantity of methanol consumed pursuant to [*****] in such Year or Carry Forward Year (the “Net Take”) is less than [*****] Tonnes, Air Products shall pay for each Tonne of methanol consumed pursuant to the [*****], up to a maximum number of Tonnes of methanol equal to [*****] less the Net Take, the amount by which: [*****] methanol is delivered to Air Products or one of Its Affiliates pursuant to the [*****]. For greater certainty, if the [*****] is less than the [*****] Air Products shall not have any payment obligations pursuant to this paragraph 1.5(d);

(e)	within 45 days of the end of each Year or Carry Forward Year, Air Products shall provide to MMC all necessary information to enable MMC to render an invoice to Air Products for the amounts provided in paragraph 1.5(d) above. No later than 30 days after receipt of invoices rendered by MMC pursuant to this paragraph, Air Products shall pay such invoices by wire transfer to an account designated by MMC;

(f)	in the event Air Products has entered into any [*****] or where a [*****] continues into a Carry Forward Year, in which the Net Take is less than [*****] Tonnes of methanol, Air Products shall have 90 days from the date it is reasonably expected that Air Products will not consume the [*****] or Carry Forward Year within which it shall either have increased the Net Take for that Year or Carry Forward Year to a quantity in excess of [*****] Tonnes of methanol or have terminated exercise of the Tolling Arrangements.

2.	Term

Subject to termination under Section 2 of Appendix 1, this Agreement shall take effect upon execution of this Agreement and continue until the expiry of the Regular Supply Period (the “Term”).

3.	[*****]

3.2 [*****]:

(a)	[*****] as determined in Section 3.1 above; plus

(b)	the Distribution and Transportation Costs that MMC reasonably determines it would have incurred to deliver such quantity of methanol from the Methanol Plant [*****], on the day the methanol is actually delivered [*****]; provided that in determining the ocean shipping costs to transport the Methanol from the Methanol Plant to [*****] which form one part of the Distribution and Transportation Costs to be determined under this paragraph 3.2(b), MMC shall use the average of the actual ocean shipping costs incurred by MMC in the Immediately preceding calendar quarter to transport all shipments of methanol from the Methanol Plant to [*****]; less

(c)	the Distribution and Transportation Costs that MMC reasonably determines it would have incurred to deliver such quantity of methanol from the Methanol Plant to [*****]; provided that in determining the ocean shipping costs which form one part of the Distribution and Transportation Costs to be determined under this paragraph 3.2(c), MMC shall use the average of the actual ocean shipping costs incurred by MMC in the immediately preceding calendar quarter to transport all shipments of methanol from the Methanol Plant to [*****].

3.3 Alternate Delivery Points: For methanol delivered to Alternate Delivery Points, the price shall be equal to:

(a)	[*****] as determined in Section 3.1 above; plus

(b)	the Distribution and Transportation Costs that MMC reasonably determines it would have incurred to deliver such quantity of methanol from the Methanol Plant to the Alternate Delivery Point on the day the methanol is actually delivered to the Alternate Delivery Point; less

(c)	the Distribution and Transportation Costs that MMC reasonably determines it would have incurred to deliver such quantity of methanol from the Methanol Plant to [*****]; provided that in determining the ocean shipping costs which form part of the Distribution and Transportation Costs to be determined under this paragraph 3.3(c), MMC shall use the average of the actual ocean shipping costs incurred by MMC in the immediately preceding calendar quarter to transport all shipments of methanol from the Methanol Plant to [*****].

4.	[*****]

4.1 [*****].

4.2 [*****]: For every shipment of methanol to any port [*****] subject to a [*****] based on the latest [*****], published immediately preceding the B/L Date, which shall be calculated as follows:

(a)	for every increase [*****]; and

(b)	for every decrease [*****].

4.3 [*****]: For every shipment of methanol to [*****] is subject to [*****], published immediately preceding the B/L Date, which shall be calculated as follows:

(a)	[*****]; and

(b)	[*****].

4.4 [*****]: Examples of the application of [*****] referred to in Sections 4.2 and 4.3 above are set forth in Appendix [*****].

5.	[*****]

5.1 Parcel Size Escalation: Except where MMC is delivering methanol to Air Products at [*****] pursuant to Section 6.4 of Appendix 1, if at any time during the Regular Supply Period, MMC (through no fault of its own) is unable to discharge parcels of methanol that are greater than [*****] Tonnes for delivery to Air Products to [*****] and arranged in accordance with this Agreement, [*****], will apply and be payable by Air Products [*****] in such shipment:

[*****]	[*****]
Below [*****]	[*****]

From [*****]	[*****]

From [*****]	[*****]

From [*****]	[*****]

5.2 Total Volume Premium: If Air Products purchases a quantity of methanol (the “Purchased Quantity”) that is less than [*****] during the Regular Supply Period for any reason whatsoever, except to the extent the Purchased Quantity is reduced [*****] under this Agreement which arises as a result of either:

(a)	[*****] or

(b)	[*****]

Air Products shall pay to MMC (and which amounts are not considered by the parties to be a penalty), immediately upon receipt of an invoice from MMC and in addition to all other amounts due and payable by Air Products to MMC under this Agreement, the sum of:

(a)	[*****]

(b)	[*****]

6.	Payment Terms

6.1 [*****]: For deliveries of methanol to [*****], payment shall be made by Air Products or one of its Affiliates to MMC by wire transfer to an account designated by MMC no later than [*****] after discharge of the methanol [*****], provided that MMC has presented Air Products with the commercial invoice with respect to such delivery and original shipping documents or facsimile invoice and letter of indemnity in case of missing documents prior to [*****].

6.2 [*****]: For deliveries of methanol to [*****], payment shall be made by Air Products or one of its Affiliates to MMC by wire transfer to an account designated by MMC no later than [*****] after the end of the month in which the methanol was delivered [*****], provided that MMC or one of its Affiliates has presented Air Products with the commercial invoice with respect to such delivery prior to [*****].

6.3 Alternate Delivery Point Deliveries: For deliveries of methanol to Alternate Delivery Points, payment shall be made by Air Products or one of its Affiliates to MMC on such date (the “Alternate Due Date”) and in such manner as the parties may from time to time agree.

6.4 Banking Days: If [*****], as the case may be, for the payment by Air Products or one of its Affiliates falls on a banking holiday in New York, payment will be made on the next banking day in New York.

7.	Standard Terms and Conditions

The parties acknowledge that they have read the Appendices and that the terms and conditions contained in Appendix 1 and the applicable provisions of the Incoterms 2000 are incorporated into this Agreement. To the extent that the Incoterms 2000 are inconsistent with the terms of this Agreement, the terms of this Agreement shall prevail.

8.	Commercial Practicalities

The parties acknowledge and agree that to facilitate the commercial arrangements pursuant to this Agreement, the parties may supply or purchase, as the case may be, through any one or more of their respective Affiliates; provided that neither party shall be relieved of its obligations and liabilities under this Agreement as a result.

9.	Entire Agreement

This Agreement together with the Appendices constitutes the entire agreement between the parties with respect to the subject matter of this Agreement. No terms which are contained in an order form or other communication sent by Air Products to MMC which has resulted in this Agreement becoming effective are incorporated into this Agreement. No amendment shall be made to this Agreement unless the amendment is agreed to in writing by both parties specifically for the purposes of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

AIR PRODUCTS AND CHEMICALS, INC.		METHANEX METHANOL COMPANY

By:	/s/ Andrew E. Cummins	BY:	/s/ Gerry Duffy
	NAME: ANDREW C. CUMMINS		NAME: GERRY DUFFY
	TITLE: GROUP VICE PRESIDENT		TITLE: VICE PRESIDENT

		BY:	/s/ Randy Milner
NAME: RANDY MILNER
TITLE: DIRECTOR

APPENDIX 1

STANDARD TERMS AND CONDITIONS

1.	Definitions

(a)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, the term “controlling”, “controlled by” or “under common control with” shall mean either (i) the possession, direct or indirect, other than by way of security only, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; or (ii) the possession, direct or indirect, other than by way of security only, of interests of the Person to which are attached fifty per cent or more of the votes that may be cast to elect management of the Person.

(b)	[*****]

(c)	“Atlas Guarantee” means a guarantee by Atlas Methanol Company Unlimited in favour of Air Products of the obligations of MMC hereunder substantially in the form attached hereto as Appendix 4.

(d)	“Bankruptcy Event” means with respect to a party, such party (i) makes a general arrangement or assignment (other than an arrangement or assignment undertaken in connection with a financing) for the benefit of creditors or otherwise takes any step or proceeding under any law applicable to the protection of insolvent debtors; or (ii) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy or similar law for the protection of creditors, or has such petition filed against it and such petition is not vacated, stayed, withdrawn or dismissed within 30 days after such filing; or (iii) has a receiver or a receiver- manager appointed for It or for all or a substantial part of its property or assets.

(e)	[*****] methanol pipeline used by Air Products Affiliate to receive methanol deliveries at its [*****], crosses the property boundary on which [*****] is situated.

(f)	[*****]

(g)	“B/L” shall mean the form of bill of lading used by MMC and which is issued by the vessel owner’s nominated agent with respect to a particular shipment of methanol.

(h)	“B/L Date” means the Day the Bill of Lading is issued with respect to the delivery of a particular shipment of methanol by MMC to Air Products.

(i)	“Confidential Information” means all technical, financial, commercial or legal information concerning this Agreement or a party (the “Disclosing Party”),

including without limitation, its organization, business, finance and affairs, marketing plans, advertising activities and promotional plans, disclosed to the other party (the “Receiving Party”), which information is either communicated in writing or orally if promptly reduced to writing. Notwithstanding the foregoing, the term Confidential Information shall not include:

(i)	information that is in the public domain at the date of this Agreement;

(ii)	information that subsequently comes into the public domain, otherwise than as a result of a breach of this Agreement;

(iii)	information which the Receiving Party obtains from a third Person not under any confidentiality obligation to the Disclosing Party respecting such information;

(iv)	information which the Receiving Party at the time of disclosure already has in its possession and which is not subject to any obligation of secrecy on its part to the Disclosing Party;

(v)	information which is independently developed by the Receiving Party.

(j)	“Day” means calendar day.

(k)	“DDU” means Delivered Duty Unpaid, as more particularly described in Incoterms 2000.

(l)	“DES” means Delivered Ex Ship, as more particularly described in Incoterrns 2000.
(m)	“Distribution and Transportation Costs” mean the costs and expenses incurred with respect to sales of methanol, expressed in U.S. dollars per Tonne, and shall include, without duplication;

(i)	shipping and freight charges whether by ocean, rail, truck and/or barge, including, without limitation, tank-car or barge rental, charter hire, fuel costs, port costs, dead-freight and charges on freight or documents;

(ii)	demurrage at discharge ports (net of any demurrage amounts recovered from Air Products);

(iii)	[*****]

(iv)	costs of insurance, including deductibles, obtained to cover any loss or contamination during delivery, shipping, storage or redelivery of methanol;

(v)	inspection/surveying costs; and

(vi)	all other direct costs which would normally be the responsibility of MMC under the particular incoterms agreed between MMC and Air Products for the sale of methanol to Air Products and delivery to its required destination.

If MMC incurs Distribution and Transportation Costs in a currency other than United States dollars, then for the purpose of computing the same, such other currency shall be converted to United States dollars in accordance with the then current commercially reasonable hedging policies and practices of MMC. MMC agrees that, for the purposes of Distribution and Transportation Costs hereunder, hedging will only apply to costs incurred by MMC or its Affiliates in Europe in currencies other than USD.

(n)	“Export Duties” shall mean all taxes, charges, fees, imposts, duties, levies or other assessments imposed by or under the authority of any Governmental Body in respect of export of methanol for delivery pursuant to this Agreement from the Methanol Plant and for its transit from the Methanol Plant prior to delivery to the Air Products delivery destination and including, without limitation, the responsibility for and the risks of the carrying out of customs formalities and the payment of such formalities necessary for export of methanol. For greater certainty, Import Duties and any income, withholding or franchise tax imposed on Air Products or an Affiliate of Air Products shall not be included in this definition.

(o)	“FCA” means Free Carrier, as more particularly described in Incoterms 2000.

(p)	“Financing” means the arm’s length commercial finance of the construction and commercial operation of the Methanol Plant on terms and conditions satisfactory to Atlas Methanol Company Unlimited, in its sole discretion, such approval to be conclusively evidenced by the availability to Atlas Methanol Company Unlimited to draw down on the credit facilities contemplated for same day funds.

(q)	[*****]
(r)	“Governmental Body” shall mean any national, state, municipal, or other local government, any subdivision, agency, court, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority.

(s)	“Import Duties” shall mean all taxes, charges, fees, imposts, duties, levies or other assessments imposed by or under the authority of any Governmental Body in respect of import of methanol for delivery pursuant to this Agreement and including, without limitation, (a) any applicable value added and sales taxes; (b) the responsibility for and the risks of the carrying out of customs formalities and the payment of such formalities necessary for import of methanol into the country of destination; (c) amounts that would be incurred or payable in connection with a delivery of methanol directly from Point Lisas to the agreed Air Products Delivery Destination (whether or not the actual delivery of methanol to Air Products is made in that manner); and (d) any costs and risks caused by a failure to clear the methanol for import in the time reasonably required for delivery of the methanol as scheduled. For greater certainty, Export Duties and any income, withholding or franchise tax imposed on MMC or an Affiliate of MMC shall not be included in this definition.

(t)	“Incoterms 2000” means the standardized definitions relating to the export and import of goods published by the international Chamber of Commerce as revised in 2000.

(u)	“Letter of Intent” means the letter agreement dated August 25, 2001, between Air Products and Atlas Methanol Company Unlimited.

(v)	“Methanol Plant” means the methanol production facility to be constructed by Atlas Methanol Company Unlimited and located in the industrial estate of Point Uses in the Republic of Trinidad & Tobago, with a design capacity of approximately 5,000 Tonnes of methanol per Day.

(w)	“Methyl Amine Plants” has the meaning attributed to that phrase in paragraph 1.1 of the cover Agreement.

(x)	“NOR” means notice of readiness to be given upon [*****].

(y)	“Performance Guarantee Date” means the Day the Methanol Plant has successfully completed the guaranteed performance test run as provided in the contract for the construction of the Methanol Plant. MMC shall notify Air Products in writing within 15 days after successful completion of the test run contemplated hereunder.

(z)	“Permits” shall mean all permits, authorizations, variances, approvals, registrations, certificates of completion or legal status, certificates of occupancy, orders or other approvals or licenses by any Governmental Body.

(aa)	“Person” means any individual or any partnership, corporation, limited liability company, trust, or other entity.

(bb)	“Regular Supply Period” means the period of time commencing on the 45th day following the Performance Guarantee Date and expiring at the end of the fifteenth (15th) Year thereafter.

(cc)	[*****]
(dd)	“Specifications” shall mean the specifications for methanol which are attached in Appendix 2.

(ee)	“[*****]” mean agreements between Air Products or one of its Affiliates and a third Person for that third Person to supply methanol to be consumed in the production of methyl amines or any other end product for such third Person at one of the Methyl Amine Plants.

(ff)	“Tonne” means a metric weight tonne equating to 1,000 kilograms.

(gg)	“USD” means the currency of the United States of America.

(hh)	“[*****]” means [*****] or such other shipping port located in the [*****] region selected by Air Products pursuant to Section 6.1 below.

(ii)	“VS” means the volume of methanol supplied by MMC to Air Products pursuant to paragraph 14.4(a) during a Year.

(jj)	“[*****]” means the difference between the maximum quantity of methanol expressed in Tonnes that can be safely stored in the storage facility and the [*****].

(kk)	“Year” means each successive twelve (12) month period counted from the 45th day after the Performance Guarantee Date.

2.	Termination

2.1	General

Either party (the “Terminating Party”) may terminate this Agreement on written notice to the other (the “Terminated Party”), if:

(a)	the Terminated Party fails to make payment of any amounts payable and overdue to the Terminating Party within sixty (60) days of demand; or

(b)	the Terminated Party otherwise fails to comply substantially with a material requirement of this Agreement, other than due to Force Majeure, and (i) fails to remedy such non-compliance (A) within sixty (60) Days of receipt of written notice of the non-compliance from the Terminating Party (the “Non-compliance Notice”); or (B) if such non-compliance is not capable of being cured within sixty (60) Days, at such time as the Terminated Party fails to diligently pursue Its cure; or (ii) where such Non-compliance Notice Is provided by Air Products to MMC as a result of a Collection of Breaches pursuant to Section 11 of Appendix 1 of this Agreement, and MMC fails to provide Air Products within sixty (80) Days satisfactory evidence that the causes for the non-compliance have been, or within a reasonable period of time (“Diligence Period”), will be, cured, or at such time as a subsequent breach, similar to those making up the Collection of Breaches, occurs; provided that such subsequent breach occurs within four (4) months after the end of the sixty (60) Day period or, if applicable, the Diligence Period; or

(c)	a Bankruptcy Event with respect to the Terminated Party occurs; or

(d)	If the interim Period expires prior to the Performance Guarantee Date; or
(e)	the Letter of intent is terminated or expires, except where it is as a result of Atlas Methanol Company Unlimited (I) completing its financing for the development, engineering and construction of the Methanol Plant and all conditions to the first drawing of funds thereunder have been satisfied by Atlas or waived by the lenders; and (II) receiving the rating or “shadow rating” of its outstanding senior debt securities of at least BB by Standard & Poor’s or Ba2 by Moody’s, all as more particularly provided in the Letter of Intent

2.2	Extended Force Majeure

If a Force “ Majeure occurs that prevents or delays substantially the performance by a party of its obligations under this Agreement and that party has given notice thereof under Section 14.2(a), and that Force Majeure continues for a period, whether or not continuous, of not less than 180 days after the date of the notice in the case of MMC giving notice and 360 days in the case of Air Products giving notice, the party receiving the notice under Section 14.2(a) may give notice to the other party at any time after the expiration of that period and for so long as the Force Majeure continues, of intent to terminate this Agreement or the pro-rata portion affected by the Force Majeure. The parties shall meet within 15 days after the notice of intent to terminate is given to discuss and endeavour to determine means, if any, that may be adopted by the parties to avoid termination of this Agreement if the parties agree on those means, their agreement must be recorded in writing as an amendment to this Agreement signed by the parties. If the parties fail to agree on those means and to execute and deliver an Amendment of the Agreement within 30 days after notice of intent to terminate is given, this Agreement or pro-rata portion affected by the Force Majeure automatically terminates.

2.3	Rights Not Affected

The termination of the Agreement shall not, of itself, relieve a party of due performance by such party of any obligation assumed by or imposed on it under the Agreement at any time prior to such termination; provided that MMC shall not be required to deliver or ship any methanol to Air Products pursuant to the Agreement after the date of termination.

3.	Late Payment

If Air Products fails to pay the full amount of any invoice when due, or if MMC is not reasonably satisfied with Air Products’ financial condition, MMC may, in its sole discretion, require payment in cash or the establishment of a form of payment security before any further shipments of methanol are made to Air Products hereunder. In addition, if Air Products fails to make payment of any amounts payable and overdue to MMC hereunder within 15 days of demand by MMC, MMC may, in addition to any and all other rights and remedies it may have, suspend performance of Its obligations hereunder.

If Air Products or MMC does not pay the other of them in full, amounts owing by the one to the other, interest shall accrue on the unpaid amount at the rate of 1% per month, calculated on a daily basis.

4.	Taxes

[*****] for methanol delivered hereunder includes [*****] and does not include any [*****]. Air Products agrees to be liable for the payment of [*****] and to indemnify MMC from liability in respect of such [*****]. MMC agrees to be liable for the payment of [*****]

and to indemnify Air Products from liability in respect of such [*****]. The obligations of Air Products and MMC respectively in the preceding two sentences shall survive termination of this Agreement and shall continue in force until discharged in full.

5.	No Set-Off or Deduction

All amounts due under the Agreement shall be paid in full by the party owing such amounts without set-off or deduction except where either party is to pay an amount to the other of them pursuant to this Agreement but has outstanding invoices or a judgment or decision of an arbitrator for a claim hereunder. If a party reasonably and in good faith disputes an amount to be paid hereunder, it may withhold only the portion of the amount due that is in dispute.

6.	[*****]

6.1	[*****]

Subject to Section 6.2 below, Air Products may, at any time and from to time, upon 12 months prior written notice to MMC, choose any shipping port, [*****] ordinarily serviced by MMC, for receiving deliveries of methanol from MMC hereunder.

6.2	[*****] Selection Conditions

Notwithstanding Section 6.1 above, Air Products may only select shipping ports [*****] or an [*****] that are able to accommodate vessels having the dimensions set out in Section 8.1 and at which Air Products has [*****] and discharge rate capabilities as set out in Section 6.4.

6.3	Incoterms

The delivery of methanol by MMC to Air Products, unless otherwise mutually agreed:

(a)	[*****];

(b)	[*****]; and

(c)	[*****], shall be made on terms and conditions mutually agreed between the parties prior to such delivery.

6.4	[*****]

Air Products shall have available to it at all times during the Regular Supply Period (except upon the occurrence of a Force Majeure that directly affects Air Products’ ability to do so) [*****]

If Air Products does not have [*****] notwithstanding Section 3 of the cover

Agreement and the balance of Section 6 of this Appendix 1, the methanol to be delivered by MMC hereunder shall be delivered to Air Products at [*****]

7.	[*****]

7.1	[*****]

The provisions of this Section 7.1 apply only to deliveries of methanol by MMC to Air Products at [*****].

Any vessel chartered by MMC must comply with applicable International Safety Standards and Regulations and with P & I Insurance and must be [*****].

Air Products shall take delivery of the methanol in approximately equal quantities evenly spread over a Year unless otherwise agreed by the parties in writing.

The minimum discharge rate shall be 1,500 Tonnes per hour at the US Gulf based on 100 psig discharge pressure at the vessel’s discharge pipe flange.

Allowed laytime at US Gulf shall be calculated based on volume discharged divided by the minimum discharge rate of [*****] Tonnes per hour. Time shall start counting six hours after the vessel has presented NOR, unless used.

For any time used in excess of the allowed laytime, Air Products [*****]

[*****]

In the event the vessel arrives before the agreed laydays, laytime should start counting at six hours on the first Day of the laycan or upon berthing, whichever occurs first.

7.2	[*****]

The charter party terms applicable to deliveries of methanol to [*****] to incoterms not specifically addressed in this Agreement shall be as mutually agreed between the parties prior to such deliveries.

7.3	General Provisions

Presentation of demurrage claims shall be made by the effected party within sixty (60) Days from B/L Date.

7.4	[*****]

If a vessel, accepted by Air Products and chartered by MMC for the delivery of methanol to Air Products [*****] in accordance with this Agreement, does not arrive within seven (7) days after the expiry of the agreed upon laycan for such shipment as a direct result of an act of MMC or its shipper, Waterfront Shipping Company Limited that: (a) does not otherwise constitute a Force Majeure hereunder; (b) is not required or permitted under this Agreement; and (c) is performed other than at the written request or direction of Air Products, MMC agrees to direct the next available vessel carrying methanol from the Methanol Plant [*****] to Air Products on the terms provided in Section 7.1 above. If such vessel will not arrive in the time period reasonably required by Air Products or the Affiliate, as the case may be, to meet its immediate internal methanol consumption [*****], MMC shall supply Air Products with a quantity of methanol (the “Delay Quantity”) that Air Products or its Affiliate, as the case may be, reasonably requires for immediate consumption [*****] during the period between the expiry of the seven (7) days after the missed laycan (the “7 Day Date”) and the date the delayed or next shipment of methanol is anticipated to be delivered to Air Products, whichever is to first occur. For greater certainty, the warranty provided in Section 13.1 below shall apply to the Delay Quantity,

Delivery of the Delay Quantity shall be made on the following terms and conditions:

(a)	delivery of the Delay Quantity will be made to Air Products at MMC’s or its Affiliate’s storage facilities located at [*****]; and

(b)	Air Products shall pay to MMC within 30 days of receipt of an invoice from MMC for the Delay Quantity an amount equal to:

(i)	[*****]

(ii)	[*****] Delay Quantity; less

(iii)	[*****] Delay Quantity as confirmed in such supporting [*****] documentation reasonably requested by MMC.

7.5	Other Delay Remedies

In the event MMC falls to deliver:

(a)	the Delay Quantity to Air Products at MMC’s or its Affiliate’s storage facilities located at [*****] pursuant to Section 7.4(a) on a timely basis but not later than within 3 days from the 7 Day Date (referred to as the “10 Day Date”); or

(b)	methanol scheduled for delivery [*****] the scheduled delivery date agreed between the parties (the “3 Day Date”),

(In each case herein referred to as the “Undelivered Quantity”),

except in the case of wilful breach by MMC of its obligations to deliver the Undelivered Quantity hereunder, the liability of MMC, including any of Its directors, officers, employees or agents for breach of its obligation to deliver the Undelivered Quantity described in this Section 7.5 is limited to:

(a)	where MMC fails to deliver or cause the delivery of the Undelivered Quantity but a third Person is able to timely effect such supply, MMC shall reimburse Air Products within 30 days of receipt of an invoice and all supporting documentation reasonably required by MMC for the amount, if any, by which:

(i)	the amount Air Products would have paid to MMC pursuant to Section 3 of the cover agreement for the Undelivered Quantity as reasonably determined by the parties; is less than

(ii)	the lower of:

(A)	[*****]; and

(B)	[*****]
last available edition of the newsletter on the particular date that the Undelivered Quantity is delivered by the third Person to Air Products, multiplied by the Undelivered Quantity; or

(b)	where neither MMC nor a third Person can timely supply Air Products with the Undelivered Quantity, and Air Products has to reduce production by [*****] at the Methyl Amine Plant for which such Undelivered Quantity was intended, to the extent caused as a direct result of MMC’s failure to deliver the Undelivered Quantity, MMC shall pay Air Products within 30 days of receipt of an invoice and all supporting documentation reasonably required by MMC, an amount equal to the amount, if any, by which:

(i)	[*****]

(ii)	[*****]

deliveries, as the case may be, on the last available edition of the newsletter on the 10 Day Date or the 3 Day Date, as the case may be, multiplied by the Undelivered Quantity.

8.	Nomination and Shipments

8.1	[*****]

For deliveries of methanol by MMC to Air Products at [*****] the following provisions shall apply:

(a)	final declared quantity of methanol to be supplied by MMC to Air Products shall be plus or minus 5% of the quantity nominated by Air Products pursuant to Section 9 below, at MMC’s option;

(b)	MMC shall deliver the methanol to Air Products using vessels chartered by MMC or one of its Affiliates;

(c)	All Products shall use reasonable commercial efforts to provide or procure one safe reachable berth always afloat and always accessible on arrival at the US Gulf and the US Gulf ports shall allow the accommodation of vessels with the following dimensions:

Deadweight:	45,000 Tonnes
Draft:	12.0 metres
LOA:	180.0 metres
Beam:	32.2 metres

(d)	prior to fixture of any vessel, MMC shall confirm and advise Air Products of the vessel name and characteristics and charter party terms and conditions. If requested, MMC shall inform Air
Products to the extent MMC has been advised by the vessel owner, the reference numbers of the tanks to be used to carry methanol for Air Products and the three previous cargoes carried in each tank, if available.

MMC shall not fix any vessel without Air Products’ prior acceptance of the nominated vessel, such acceptance not to be unreasonably withheld or delayed by All Products. Air Products’ signing of MMC’s written notification shall be deemed to confirm Air Products’ acceptance of the vessel.

8.2	Nominated Vessels Acceptance

Upon Air Products’ accepting nomination of a vessel for delivery of a quantity of methanol, Air Products shall be deemed to have undertaken a firm commitment to take delivery of and pay for such methanol. Air Products shall reimburse MMC for any and all reasonable shipping and storage costs and expenses which MMC incurs as a direct result of Air Products failing to take delivery or to pay for the quantity of methanol being shipped in the vessel so nominated, provided such costs or expenses do not arise as a direct result of a Force Majeure claimed by MMC or a breach by MMC of its obligations hereunder.

8.3	Alternate Delivery Point Deliveries

The issues addressed in Section 8.1 above for deliveries of methanol to Alternate Delivery Points or pursuant to Incoterms not specifically addressed in this Agreement shall be as mutually agreed between the parties prior to such deliveries.

9.	Delivery Scheduling

Without in any way limiting the obligations of Air Products to purchase methanol pursuant to this Agreement and subject to Section 1.4 of the cover agreement:

(a)	Air Products shall, no later than ninety (90) days prior to the commencement of a calendar year, provide MMC with a breakdown of its anticipated methanol volume requirements, delivery locations and applicable Incoterms pursuant to this Agreement [*****] if applicable, for such calendar year.

(b)

Air Products shall, no later than the thirtieth (30th) day of each month of each calendar year, forward to MMC a rolling three month schedule detailing Air Products’ firm methanol volume requirements, delivery locations, applicable Incoterms, nomination of vessels, if applicable, and quantity per shipment for the second succeeding month (which schedule shall have previously been discussed and agreed to between the parties) and tentative methanol volume requirements, delivery locations, applicable Incoterms, nomination of vessels, if applicable, and quantity per shipment for the third and fourth succeeding months. Notwithstanding the foregoing, all methanol volume requirements to be detailed under this paragraph 9(b) shall be in amounts that do not [*****] nor are they less [*****] of the respective quantities set out in paragraph 9(a) above and the parties’ respective obligations to purchase and sell methanol hereunder are limited to such amounts; provided that nothing in this paragraph 9(b) prohibits the parties from agreeing to such other amounts.

(c)	Air Products shall take delivery of the methanol in approximately equal quantities evenly spread over a Year unless otherwise agreed by Air Products and MMC in writing.
10.	Quality and Quantity Measurement

10.1	[*****]

For deliveries of methanol by MMC to Air Products [*****], Air Products shall appoint at its expense an independent surveyor agreed to by both parties, acting reasonably, to do the following:

(a)	take samples of and analyse the methanol In each of the vessel’s tank(s) prior to unloading the methanol from the vessel and a copy of the certificate issued by the surveyor shall be sent to both Air Products and MMC;

(b)	retain the samples taken from each of the vessel’s tanks for 90 days;

(c)	certify the quantity of methanol unloaded at the US Gulf on the basis of the vessel’s tank measurements and this certified quantity (the “Invoice Quantity”) shall be used for Invoicing Air Products for such methanol. The surveyor will also certify the quantity of methanol discharged from the vessel at the US Gulf based on land tank measurements (the “Shore Tank Quantity”) before and after unloading the methanol from the vessel.

Air Products will accept, and MMC has no liability to Air Products for, the difference between Invoice Quantity and Shore Tank Quantity at US Gulf that Is equal to or less than 0.5%. If Invoice Quantity exceeds Shore Tank Quantity by greater than 0.5%. MMC shall invoice Air Products based on the Shore Tank Quantity. Air Products will cooperate with MMC and its affiliates to determine the cause for difference in quantities and retroactive adjustments shall be made for any calibration errors.

Save in the case of fraud or manifest error, the certificate of the surveyor Issued in accordance with this Section 10.1 is final and binding on the parties.

10.2	[*****]

For deliveries of methanol by MMC to Air Products [*****]:

(a)	Quantity: The existing flow meter [*****] at MMC’s Affiliate’s methanol [*****] shall be used to meter the volume of methanol supplied to Air Products at [*****] and this quantity determination shall be used for invoicing Air Products for such methanol. Upon written request, Air Products may attend any flow meter reading in connection with methanol to be delivered to Air Products or any calibration of the flow meter. MMC or its Affiliate shall regularly maintain and calibrate the flow meter at its Affiliate’s filling station.

(b)	Quality: MMC shall appoint an independent surveyor agreed to by both parties, acting reasonably, to do the following:

(i)	Each time methanol is delivered into shore tanks [*****] by or on behalf of MMC or its Affiliates as the case may be, the surveyor shall take samples from the shore tanks promptly after discharge therein and analyse such methanol to verify that it meets or exceeds the Specifications. The surveyor shall provide a copy of the survey certificate it issues to both Air Products and MMC, upon request.

Save in the case of fraud or manifest error, the certificate of the surveyor appointed by MMC issued in accordance with this clause is final and binding on the parties.

10.3	Alternate Delivery Points and Delivery Terms

The manner and terms and conditions in connection with determining quality and quantity of methanol applicable to deliveries of methanol to Alternate Delivery Points or pursuant to Incoterms not specifically addressed in this Agreement shall be as mutually agreed between the parties prior to such deliveries.

10.4	Off-Spec Methanol

Air Products may reject methanol that does not meet or exceed the Specifications prior to title to such methanol passing to Air Products in accordance with Section 12 of this Appendix 1.

11.	Claims

Notice of any claim by Air Products under this Agreement shall be given in writing by Air Products to MMC, together with all relevant supporting documentation in Air Products’ possession or control, no later than thirty (30) Days following delivery of the methanol which is the subject of the claim [*****] as the case may be. Failure by Air Products to give written notice of any claim within thirty (30) Days from the date of delivery, or in the case of non-delivery, from the date fixed for delivery, shall constitute a waiver by Air Products of all claims in respect of such methanol.

For greater certainty, notwithstanding compliance by MMC with the remedies stated In Sections 7.5 or 13.2 respectively, if there are several breaches in any rolling 12 month or lesser period by MMC of its obligations pursuant to Sections 7.4 or 13.1 which collectively have a material adverse effect on Air Products (a “Collection of Breaches”), Air Products may give written notice to MMC of non-compliance with this Agreement pursuant to paragraph 2.1(b); provided that if a termination right arises under paragraph 2.1(b) in connection with a Collection of Breaches, Air Products shall pursue its rights against Atlas Methanol Company Unlimited arising under the Atlas Guarantee.

12.	Risk in and Title to Methanol

All risk of loss of or damage to the methanol shall pass from MMC to Air Products pursuant to [*****], as the case may be, for deliveries of methanol [*****], and in accordance with such other Incoterms 2000 as MMC and Air Products may agree for deliveries of methanol at Alternate Delivery Points. Title to the methanol shall pass to Air Products at the same time as risk passes from MMC to Air Products.

13.	Warranties and Limitation Of Liability

13.1	Warranty

MMC warrants to Air Products that the quality of the methanol to be sold to Air Products hereunder shall meet or exceed the Specifications immediately prior to title to the methanol passing from MMC to Air Products hereunder. Air Products may not pass on the benefits of such warranty to any third party. MMC disclaims all other representations, warranties or conditions of any kind, whether express or implied, statutory or otherwise including any warranty of merchantability or fitness for a particular purpose in respect of the methanol to the fullest extent permitted by law.

13.2	Remedy

Except in the case of a wilful breach by MMC of its obligations to deliver methanol that meets or exceeds the Specifications hereunder, the liability of MMC, including any of its directors, officers, employees or agents for breach of the warranty described herein is limited to:

(a)	the timely replacement by MMC or a third Person arranged by MMC of the quantity of methanol expressed In Tonnes not meeting or exceeding the Specifications (the “Replacement Quantity”) on the same terms and conditions as were to govern the original supply of the affected methanol and to reimburse Air Products for any additional costs it incurs in connection with the survey of the Replacement Quantity; or

(b)	if MMC fails to replace or cause the replacement of the Replacement Quantity in accordance with paragraph 13.2(a) above but a third Person is able to effect such supply, MMC shall reimburse Air Products within 30 days of receipt of an invoice and all supporting documentation reasonably required by MMC for the amount, if any, by which:

(i)	the amount Air Products would have paid to MMC pursuant to Section 3 of the cover agreement for the Replacement Quantity as reasonably determined by the parties; is less than

(ii)	[*****]:

(A)	[*****]; and

(B)	[*****] last available edition of the newsletter on the particular date that the Replacement Quantity is delivered by the third Person to Air Products, multiplied by the Replacement Quantity, or

(c)	if neither MMC nor a third Person can timely supply Air Products with the Replacement Quantity and Air Products has [*****] at the Methyl Amine Plant for which such quantity of methanol was intended, to the extent caused as a direct result of MMC’s failure to deliver the Replacement Quantity, MMC shall pay Air Products within 30 days of receipt of an invoice and all supporting documentation reasonably required by MMC, an amount equal to the amount, if any, by which:

(i)	the amounts Air Products would have paid to MMC pursuant to Section 3 of the cover agreement for the Replacement Quantity as reasonably determined by the parties; is less than
(ii)	[*****] as the case may be, on the last available edition of the newsletter on the date that is fourteen (14) days after the date upon which the methanol not meeting or exceeding the Specifications was rejected by Air Products hereunder.

13.3	Exclusions

Notwithstanding any other provision of this Agreement, neither party is liable to the other party under or in relation to this Agreement for any loss of use, loss of production, loss of profits anticipated or otherwise, loss of markets, loss of opportunity, economic loss, special, indirect or consequential loss or damage suffered or incurred by the party or any third Person who makes a claim against the party for which that party seeks recovery from the other party, whether in contract, including liability for fundamental breach or termination of the Agreement, in tort, including negligence, strict or absolute liability, and product liability, or under any other theory of law or of equity. Neither party shall make any claim against the other party’s directors, officers or employees arising out of or relating to this Agreement, except in the case of fraud or wilful misconduct.

13.4	Indemnities

Air Products shall indemnify and hold harmless MMC and its directors, officers and employees and MMC shall indemnify and hold harmless Air Products and its directors, officers and employees, for claims made against them by third persons for personal injury, including death, or property damage caused by the negligence of the other of them, or that other party’s subcontractors, employees or agents.

13.5	Indemnity Conditions

Each of Air Products and MMC enters into Section 13.4 on behalf of itself, and as agent for its directors, officers and employees, each of whom may enforce the provision for their benefit directly against the indemnifying party. The right of a party, or its directors, officers and employees (“indemnitee”) to be indemnified by the other party (“indemnitor”) under Section 13.4 for a claim is subject to the conditions that:

(a)	the indemnitee gives the indemnitor prompt notice of any claim, the right and opportunity to select counsel and defend or settle the claim, all documents and other information, including access to witnesses, available to the indemnitee that may assist in the favourable defence or settlement of the claim; and

(b)	the indemnitee does not make any admission, or do any other act or thing, that is materially prejudicial to the favorable defence or settlement of the claim.

13.6	[*****]

Except with respect to wilful breach of this Agreement by a party, the [*****] of each of MMC and Air Products and including their respective employees, representatives, Affiliates or agents in respect of or in any manner arising out of this Agreement, for all losses, damages or liability whatsoever and howsoever arising (including negligence) [*****].

14.	Force Majeure

14.1	Definition

Neither party shall be liable for any failure to perform, or for delay in performing, any of their obligations hereunder, except for an obligation to pay any amounts due and owing hereunder, when acts or events beyond the reasonable control of the affected party prevent in whole or in material part the performance of such obligations, examples of which acts or events may include but are not limited to acts of a government authority, riots, disturbance, war, strikes, lockouts, slowdowns, delays of carriage beyond the reasonable control of MMC or the vessel operator, perils of sea, shortage of methanol produced at the Methanol Plant meeting the Specifications, prohibition of import or export of methanol, accident to port facilities, epidemics, fire, flood, hurricane, earthquake, lightning and explosion (any of which is herein referred to as a “Force Majeure”). Provided however:

(a)	a lack of funds or other financial capability or insolvency shall in no event constitute Force Majeure; and

(b)	[*****]

14.2	Suspension and Notice

If either party relies on a Force Majeure for its failure to observe or perform any of the obligations imposed upon it under this Agreement, the performance or observance of such obligations will be suspended during the continuation of the Force Majeure, provided that the party claiming Force Majeure shall:

(a)	give written notice to the other party specifying full particulars of such Force Majeure within ten (10) Days of becoming aware of the Force Majeure;

(b)	to the extent and as soon as reasonably possible, remedy the Force Majeure; and

(c)	give written notice to the other party promptly after the Force Majeure has been remedied.

14.3	Resumption of Performance

Upon the occurrence of a Force Majeure, each party shall exercise reasonable efforts to avoid, or minimize any delay, occasioned thereby. A party that is prevented or delayed in the performance or observance of its obligations under the Agreement by Force Majeure shall resume promptly the performance and observance of those obligations after cessation of the Force Majeure, unless the Agreement has been terminated pursuant to Section 2 of this Appendix 1.

14.4	[*****]

(a)	[*****]

(b)	[*****]

Subject to the obligations in paragraphs (a) and (b) above, MMC shall not otherwise be under any obligation to obtain methanol from any other source or to alter its own or its Affiliates’ production schedules or practices to meet its supply obligations to Air Products hereunder.

14.5	[*****]
15.	Governing Law

This Agreement shall be construed in accordance with and governed by the laws of the state of New York excluding conflicts of laws rules thereof and except that the procedural rules for arbitration set forth in Section 16.2 below shall be applied. Subject to Article 16, the parties hereby irrevocably submit to the jurisdiction of the Courts of the state of New York in respect of any action, suit or proceeding arising or relating to this Agreement.

16.	Dispute Resolution

16.1	Escalation

In the event of any dispute or difference between the parties arising in connection with this Agreement, senior representatives of each of the parties to the dispute who have authority to settle the dispute shall, within 14 days of a written request from one party to the other, meet in an effort to resolve such dispute or difference without recourse to legal proceedings. If the dispute or difference is not resolved as a result of the meeting referred to in this Section 16.1 or within 14 days from its conclusion, or if no meeting occurs within the period described above, either party may (at such meeting or within 14 days from its conclusion) refer the dispute or difference to arbitration in accordance with Section 16.2.

16.2	Arbitration

All disputes arising between the parties out of or in connection with this Agreement or its performance shall be settled finally by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) by a panel of three arbitrators appointed in accordance with those rules. The arbitration shall be conducted in English and shall take place in New York, New York. Except with respect to Section 19.5, the parties waive all recourse to litigation and agree that the award of the arbitrators shall be final and binding and subject to no Judicial review. In no event, even if any other part of these provisions is held to be invalid or unenforceable, shall the arbitrators have power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction. All aspects of the arbitration shall be treated as confidential. The arbitrators shall render their final award within thirty (30) days of the close of the arbitration hearing and shall state the reasons for any award. The results of the arbitration will be binding on the parties, and judgment on the award of the arbitrators may be entered in any court having jurisdiction for its enforcement. The arbitrators shall divide all costs (including fees of counsel) incurred in conducting the arbitration in their final award in accordance with what they deem just and equitable under the circumstances.

17.	Responsible Care

Air Products and MMC shall comply in all material respects with the codes of practice of the Responsible Care® initiative as established and in effect from time to time hereafter by the Canadian Chemical Producers’ Association, in the case of MMC, and the American Chemical Manufacturers Association, in the case of Air Products.

Either party may conduct audits of the other in accordance with Responsible Care®. The parties shall meet and cooperate in using reasonable efforts to take corrective actions where required.

18.	Relationship Between the Parties

Nothing in this Agreement constitutes Air Products as a partner or agent of MMC and Air Products has no authority to represent, bind, act for, undertake or create any obligation or responsibility on behalf of, or in the name of, MMC or represent that it is the agent of MMC.

19.	Confidentiality

19.1	Confidentiality

The Receiving Party shall keep confidential all Confidential Information and shall not disclose it to any third Person without the prior express written consent of the Disclosing Party, not to be unreasonably withheld, or as permitted under this Article 19.

19.2	Permitted Disclosure

The Receiving Party may, without consent of the Disclosing Party, disclose Confidential Information to those of its employees, officers, professional advisors, Affiliates, investors (Including owners and lenders) and potential investors who:

(a)	have a need to know (and only to the extent that each has a need to know); and

(b)	are aware that the Confidential Information must be kept confidential.

19.3	Term

The obligations contained in this Article 19 continue for a period of 2 years after termination of this Agreement.

19.4	Return of Confidential Information

The Receiving Party upon request from the Disclosing Party shall return to the Disclosing Party all written Confidential information, including all copies thereof, in its possession, immediately after this Agreement is terminated or after the completion and discharge of all obligations of the Receiving Party under this Agreement, whichever first occurs.

19.5	Injunctive Relief

The parties hereby acknowledge and agree that disclosure of Confidential Information may cause substantial economic loss and irreparable harm to a Disclosing Party that could not be compensated by monetary damages. Accordingly, the parties agree that a Disclosing Party shall be entitled to Injunctive and preliminary relief to remedy any actual or threatened unauthorized disclosure of its Confidential Information, in addition to any and all other remedies to which the Disclosing Party may be entitled at law or in equity.

20.	Audit Rights

At any time within 18 months of delivery of methanol by MMC to Air Products hereunder, each party shall have the right, at its own cost, to engage an independent third party professional accounting firm to inspect and audit at the other party’s or its Affiliate’s place of business, the other party’s and its Affiliates’ books and records to verify the determination of:

(a)	[*****] or
(b)	[*****] or

(c)	[*****] or

(d)	[*****] or

(e)	invoices or details of costs, as the case may be, provided to MMC by Air Products pursuant to Sections 7.4, 7.5 or 13.2; or

(f)	[*****]

Each party shall cause its respective Affiliates to comply with this Section. The party pursuing the audit shall cause the audit to be pursued diligently and shall give the other party not less than thirty (30) days notice of its Intent to Initiate a particular audit; provided that no audits may be carried out by or on behalf of Air Products in the first two months of any fiscal year of Methanex Corporation. Each party shall cooperate in good faith with the other party and its representatives In any audit by that party and shall make available on a confidential basis to the independent third party professional accounting firm, and which firm shall not disclose such Information to the party pursuing the audit or any other Person, all information reasonably requested by that party or its representatives to determine the other party’s compliance with the terms of the Agreement Any adjustment resulting from any audit shall be made promptly but in no event later than 30 days after the auditors report has been completed and made available to both of the parties.

21.	Waiver

Unless otherwise provided in this Agreement, no failure on the part of a party to exercise, and no delay in exercising any right, power or remedy created by the Agreement, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by either party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by a party of any breach of or default in any term or condition of the Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition of the Agreement.

22.	Severability

To the extent that any term or condition of the Agreement is in whole or in part unenforceable or void, that term or condition shall be severed from the remaining terms and conditions which shall apply and be enforceable as though the severed term or condition had not been included In the Agreement

23.	Remedies Exclusive

Where this Agreement provides a remedy for a loss, damage, cost, expense or liability suffered or incurred by a party, the remedy provided for herein Is that party’s sole and exclusive remedy against the other party-

24.	Assignment and Change of Control

24.1	General Prohibition

Neither party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

24.2	Permitted Assignments

Notwithstanding Section 24.1 above, no consent shall be required for assignment of this Agreement by a party:

(a)	to a successor in interest of all or substantially all of the assets or business of that party to which this Agreement relates that assumes, in writing, all of the obligations of such party under this Agreement; and

(b)	to one of its Affiliates.

24.3	Air Products Change of Control Restrictions

If Air Products wishes to sell, assign, transfer or otherwise convey or dispose of (herein referred to as a “Sale”):

(a)	direct or Indirect ownership of greater than 50% of any Affiliate that owns all or substantially all of the assets comprising any one or more of the Methyl Amine Plants that are or have been consuming methanol sold hereunder; or

(b)	all or substantially all of the assets comprising any one or more of the Methyl Amine Plants that are or have been consuming methanol sold hereunder,

to a third Person, it shall cause, and a condition of the Sale shall be for, such third Person to assume, in writing concurrent with the Sale, all or, in the case of a Sale of less than all or substantially all of the assets comprising the Methyl Amine Plants, a pro-rata portion, of the obligations of Air Products under this Agreement.

24.4	MMC Assignment Restrictions

If MMC wishes to enter into a sale of its rights as the exclusive or primary reseller of methanol produced at the Methanol Plant (the “Rights”) to a third Person it shall cause, and a condition of the Sale shall be for, such third Person to assume, in writing concurrent with the Sale, all or, in the case of a Sale of less than all or substantially all of the Rights, a pro-rata portion, of the obligations of MMC under this Agreement.

24.5	Parties Still Bound

No assignment by either party of any of its rights, interests or obligations pursuant to this Section 24 shall relieve such party of its obligations under this Agreement unless the other party expressly agrees otherwise in writing.

25.	[*****]

26.	Enurement

This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns.

27.	Notices

All notices concerning this Agreement shall be in writing and shall be communicated by one party to the other by postage prepaid registered mail, delivery (by hand or courier service) or sent by facsimile to the address stated in this Agreement or at such other address as may from time to time be designated in writing by one party to the other. A notice shall be deemed to be received by the receiving party immediately if delivered personally, on the business day following delivery to a national express courier service, five days following the registered mailing of the notice or, if given by facsimile, immediately if received by the recipient during its normal business hours on a business day, or, if not received until after business hours, at the beginning of the recipient’s business on the next business day (in each case as confirmed by receipt of an answer-back confirmation).

28.	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument and a facsimile evidence of execution by any party to the Agreement shall be sufficient proof of execution.

29.	Survival

The provisions of this Agreement which would naturally survive the expiry or termination of this Agreement, as necessary for the exercise of accrued rights or remedies, including, but not limited to those related to confidentiality, damages, the resolution of disputes and applicable law, shall survive the expiry or termination of this Agreement.